UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2005

PINNACLE WEST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona	85072-3999

(Address of Principal Executive Offices)	(Zip Code)

                    (602) 250-1000
(Registrant’s telephone number, including area code)

                    NONE
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

     Item 1.01. Entry into a Material Definitive Agreement.

     On June 21 , 2005, Pinnacle West Capital Corporation (“Pinnacle West”), Pinnacle West Energy Corporation (“PWEC”), a wholly-owned subsidiary of Pinnacle West, and GenWest, LLC (“GenWest”), a wholly-owned subsidiary of PWEC, signed a definitive agreement (the “Purchase Agreement”) to sell all of GenWest’s 75% ownership interest in the Silverhawk Power Station (“Silverhawk”) to Nevada Power Company (“NPC”), a subsidiary of Sierra Pacific Resources. Silverhawk is a 570-megawatt, natural gas-fueled, combined-cycle electric generating facility located 20 miles north of Las Vegas, Nevada.

     The sales price for Silverhawk is approximately $208 million, subject to certain closing true-ups and post-closing adjustments. The transaction is expected to close in the fall of 2005. As previously disclosed, we expect to record a loss related to the sale of approximately $55 million after income taxes. See Note 19 of Notes to Condensed Consolidated Financial Statements in Pinnacle West’s Report on Form 10-Q for the fiscal quarter ended March 31, 2005.

     The Purchase Agreement contains customary representations, warranties, covenants and closing conditions found in similar transactions. The closing conditions include the receipt of certain regulatory approvals, including approval by the Nevada Public Utilities Commission (the “NPUC”) and the Federal Energy Regulatory Commission and the expiration or early termination of the Hart-Scott-Rodino Act waiting period. The Purchase Agreement also contains indemnification provisions subject to specified limitations as to time and amount.

     Concurrent with the execution of the Purchase Agreement, GenWest and NPC also entered into a Purchase Power Agreement (the “PPA”) providing for the sale of GenWest’s share of the capacity and output of Silverhawk to NPC commencing on the later of October 1, 2005 or the first business day of the month following NPUC approval of the PPA. The PPA will terminate upon the earlier of the closing of the sale under the Purchase Agreement or September 30, 2006. Any party may terminate the Purchase Agreement after November 1, 2005 if the NPUC has not approved the commencement of sales and purchases under the PPA.

     GenWest, Pinnacle West and PWEC have previously entered into various agreements with NPC unrelated to the Purchase Agreement and the PPA in connection with NPC’s role as transmission provider in NPC’s control area, in which Silverhawk is located.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: June 21, 2005	By:	/s/ Donald E. Brandt

Donald E. Brandt
Executive Vice President and Chief Financial Officer

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